Exhibit 99.1

HEARTWARE INTERNATIONAL REPORTS $73.2 MILLION IN FOURTH

QUARTER 2014 REVENUE; 38% INCREASE FROM FOURTH QUARTER 2013

•	U.S. revenue of $41.5 million, up 60% and International revenue of $31.7 million, up 17%, compared to fourth quarter of 2013

•	Revenue for 2014 increased 34% to $278.4 million, from $207.9 million in 2013

– Conference call today at 8:00 a.m. U.S. ET –

Framingham, Mass., February 26, 2015 - HeartWare International, Inc. (NASDAQ: HTWR), a leading innovator of less invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, today announced revenue of $73.2 million for the fourth quarter ended December 31, 2014, a 38% increase compared to $53.1 million in revenue for the same period of 2013. For the fiscal year 2014, the company generated revenue of $278.4 million, a 34% increase compared to revenue of $207.9 million in 2013.

During the fourth quarter, 737 HeartWare® Ventricular Assist Systems were sold globally, compared to 524 units in the fourth quarter of 2013. U.S. revenue, generated through the sale of 382 units during the fourth quarter of 2014, was $41.5 million, a 60% increase from $25.9 million in the fourth quarter of 2013. Revenue from international markets, derived through the sale of 355 units, was $31.7 million, an increase of 17% from $27.1 million in the fourth quarter of 2013. Currency fluctuations offset total revenue performance in the fourth quarter by approximately $1.9 million, or 3.7 percentage points, compared to the fourth quarter of 2013.

“With record unit sales in the fourth quarter contributing to more than 2,750 units sold globally during 2014, as well as the addition of more than 50 hospital centers around the world, we continue to be encouraged by the growing adoption of the HeartWare System,” said Doug Godshall, President and Chief Executive Officer. “During the year, we completed enrollment in our Japan bridge-to-transplant study, ramped enrollment in the supplemental cohort of our U.S. Destination Therapy study, advanced our technology pipeline, made significant upgrades to our quality systems, improved our gross margin, and concluded the year by initiating the submission process for our CE Marking Trial Application for our next-generation MVAD® System.”

“Looking ahead, 2015 promises to be a busy year as we initiate our MVAD® System CE Marking trial, file our MVAD trial protocol in the U.S., complete enrollment in our destination therapy trial, present initial clinical data evaluating the HeartWare System as a destination therapy, and advance our HVAD® LATERAL study evaluating the thoracotomy implant technique,” Godshall added.

Gross margin percentage improved to 68.1% in the fourth quarter of 2014, as compared to 63.6% in the fourth quarter of 2013. The improvement compared to the same period in 2013 primarily reflects efficiencies associated with increased manufacturing throughput. For the year ended December 31, 2014, gross margin improved four points over the same period in 2013.

Total operating expenses for the fourth quarter of 2014 were $45.8 million, as compared to $53.3 million in the fourth quarter of 2013. Total operating expenses for the fourth quarter of 2014 include a $9.1 million reduction in the estimated fair value of future contingent consideration payments for CircuLite as a result of the Company’s decision to replace CircuLite’s Synergy micro pump with a version of HeartWare’s MVAD for future development and commercialization. Also related to this decision, HeartWare recognized an impairment charge of $2.7 million with respect to in-process R&D acquired from CircuLite in connection with the 2013 acquisition. Total operating expenses for 2014 were $186.3 million, a four percent increase from the same period in 2013.

Research and development expense was $33.5 million for the fourth quarter of 2014, which compared to $30.3 million in the same period in 2013. The $3.2 million net increase was comprised of a $1.2 million increase in project spending, a $3.0 million increase as a result of FDA warning letter remediation costs, and a decrease of $1.0 million in non-recurring impairment charges compared to the fourth quarter of 2013.

Selling, general and administrative expenses were $21.4 million in the fourth quarter of 2014, compared to $23.0 million in the fourth quarter of 2013 which included approximately $2.9 million of CircuLite acquisition and severance expenses. Net of these prior-year expenses, selling, general and administrative expenses increased as a result of revenue growth.

Net loss for the fourth quarter of 2014 was $0.9 million, or $0.05 per basic and diluted share, compared to a net loss of $22.0 million, or a loss of $1.33 per basic and diluted share, in the fourth quarter of 2013. Net loss for the fourth quarter of 2014 includes the benefit of the $9.1 million contingent consideration fair value adjustment and the $2.7 million in-process R&D charge which are discussed above. For the fiscal year ended December 31, 2014, the company recorded a net loss of $19.4 million, or a loss of $1.14 per basic and diluted share, compared to a $59.3 million net loss, or a loss of $3.69 per basic and diluted share, in fiscal year 2013.

Non-GAAP net loss for the fourth quarter of 2014 was $6.9 million, or $0.41 per basic and diluted share, compared to a loss of $15.2 million, or $0.92 per basic and diluted share in the fourth quarter of 2013. Non-GAAP net loss for 2014 was $34.6 million, or $2.03 per basic and diluted share, compared to a loss of $51.9 million, or $3.23 per basic and diluted share, in 2013. See “Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Net Loss per Common Share.”

At December 31, 2014, HeartWare had $179.7 million of cash, cash equivalents and investments, a $1.8 million reduction from the end of the third quarter 2014.

Conference Call and Webcast Information

HeartWare will host a conference call on Thursday, February 26, 2015 at 8:00 a.m., U.S. Eastern Time to discuss its financial results, highlights from the fourth quarter and the company’s business outlook. The call may be accessed by dialing 1-877-407-0789 five minutes prior to the scheduled start time and referencing “HeartWare.” Callers outside the U.S. should dial +1-201-689-8562.

A live webcast of the call will also be available in the Investor section of the company’s website (http://ir.heartware.com/). A replay of the conference call will be available through the above weblink immediately following completion of the call.

About HeartWare International

HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-support circulatory assist device designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. The HeartWare System is approved in the United States for the intended use as a bridge to cardiac transplantation in patients who are at risk of death from refractory end-stage left ventricular heart failure, has received CE Marking in the European Union and has been used to treat patients in 41 countries. The device is also currently the subject of a U.S. clinical trial for destination therapy. For additional information, please visit the Company’s website at www.heartware.com.

HeartWare International, Inc. is a member of the Russell 2000® and its securities are publicly traded on The NASDAQ Stock Market.

HEARTWARE, HVAD, MVAD, PAL, SYNERGY, CIRCULITE and HeartWare logos are registered trademarks of HeartWare, Inc.

Use of Non-GAAP Financial Measures

HeartWare management supplements its GAAP financial reporting with certain non-GAAP financial measures for financial and operational decision making. For example, we use “non-GAAP adjusted net loss” and “non-GAAP adjusted net loss per common share” to refer to GAAP loss per share excluding certain adjustments such as amortization of intangible assets, impairment charges, purchase accounting and acquisition related transaction costs, and restructuring and severance costs. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Management believes that providing this additional information enhances investors’ understanding of the financial performance of the Company’s operations and increases comparability of its current financial statements to prior periods. Non-GAAP measures should not be considered as a substitute for measures in accordance with financial performance in accordance with GAAP, and they should be reviewed in comparison with their most directly comparable GAAP financial results. Reconciliations of HeartWare’s GAAP to non-GAAP financial measures are provided at the end of this release under “Reconciliation of GAAP to Non-GAAP Net Loss per Common Share.”

Forward-Looking Statements

This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the commercialization of the HeartWare® Ventricular Assist System, progress and outcomes of clinical trials, regulatory and quality compliance, research and development activities and our ability to take advantage of acquired and pipeline technology. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by federal securities laws and the rules and regulations of the Securities and Exchange Commission. HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in Part I, Item 1A. “Risk Factors” in HeartWare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. HeartWare may update risk factors from time to time in Part II, Item 1A “Risk Factors” in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings with the Securities and Exchange Commission.

For further information:

Christopher Taylor

HeartWare International, Inc.

Email: ctaylor@heartware.com

Phone: +1 508 739 0864

- Tables to Follow-

HEARTWARE INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Revenue, net	$73,209	$53,054	$278,420	$207,929
Cost of revenue	23,349	19,293	92,195	76,468

Gross profit	49,860	33,761	186,225	131,461

Operating expenses:
Selling, general and administrative	21,412	22,976	87,177	76,524
Research and development	33,451	30,281	122,432	102,483
Change in fair value of contingent consideration	(9,080)	—	(23,260)	—

Total operating expenses	45,783	53,257	186,349	179,007

Income (loss) from operations	4,077	(19,496)	(124)	(47,546)

Other expense, net	(5,096)	(1,926)	(18,682)	(11,298)

Loss before taxes	(1,019)	(21,422)	(18,806)	(58,844)
Income tax (benefit) expense	(103)	626	560	467

Net loss	$(916)	$(22,048)	$(19,366)	$(59,311)

Net loss per common share - basic and diluted	$(0.05)	$(1.33)	$(1.14)	$(3.69)

Weighted average shares outstanding - basic and diluted	17,037	16,574	16,992	16,066

HEARTWARE INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$102,946	$162,880
Short-term investments	75,535	37,596
Accounts receivable, net	38,041	28,052
Inventories	54,046	40,876
Prepaid expenses and other current assets	5,975	11,205

Total current assets	276,543	280,609

Property, plant and equipment, net	19,036	18,562
Other assets, net	128,234	130,656

Total assets	$423,813	$429,827

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,322	$17,914
Other accrued liabilities	36,589	35,276

Total current liabilities	49,911	53,190
Convertible senior notes, net	114,803	107,125
Other long-term liabilities	50,565	70,905
Stockholders’ equity	208,534	198,607

Total liabilities and stockholders’ equity	$423,813	$429,827

Reconciliation of GAAP to Non-GAAP Net Loss per Common Share (unaudited) (see explanation of adjustments below) (in thousands, except per share data)

			Three Months Ended December 31,		Year Ended December 31,
			2014	2013	2014	2013

GAAP net loss			$(916)	$(22,048)	$(19,366)	$(59,311)

GAAP net loss per common share – basic and diluted			$(0.05)	$(1.33)	$(1.14)	$(3.69)

Adjustments:
Amortization and impairment of purchased intangible assets and goodwill	(a	)
-Selling, general and administrative			84	28	337	28
-Research and development			2,998	3,806	3,719	3,868
Acquisition-related transaction costs	(b	)	—	2,349	—	2,849
Contingent consideration adjustments	(c	)	(9,080)	—	(23,260)	—
Restructuring costs	(d	)
-Selling, general and administrative			(22)	649	2,962	649
-Research and development			—	—	1,032	—

Total adjustments			(6,020)	6,832	(15,210)	7,394

Non-GAAP adjusted net loss			$(6,936)	$(15,216)	$(34,576)	$(51,917)

Non-GAAP adjusted net loss per common share – basic and diluted			$(0.41)	$(0.92)	$(2.03)	$(3.23)

Shares used in computing non-GAAP adjusted net loss per common share – basic and diluted			17,037	16,574	16,992	16,066

(a)	Represents amortization of purchased intangible assets related to CircuLite and WorldHeart.
(b)	Represents transaction costs associated with the acquisition of CircuLite in December 2013.
(c)	Represents the change in fair value of contingent consideration associated with the acquisition of CircuLite in December 2013.
(d)	Represents certain restructuring costs, as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Lease exit charge for HeartWare’s former Massachusetts corporate offices	$(13)	—	$359	—

Charges related to CircuLite acquisition:
Lease exit charge for former N.J. corporate offices	16	—	1,730	—
Contract termination costs	—	—	688	—
Employee severance	(25)	649	588	649
Abandoned fixed assets	—	—	629	—

Total	(9)	649	3,635	649

Total restructuring costs	$(22)	$649	$3,994	$649

The terms “non-GAAP adjusted net loss” and “non-GAAP adjusted net loss per common share” refer to GAAP net loss and GAAP net loss per common share excluding certain adjustments such as amortization of purchased intangible assets, impairment charges, purchase accounting and acquisition-related transaction costs, and restructuring and severance costs as follows:

1)	We exclude amortization of purchased intangible assets and periodic impairment charges related to long-lived assets from this measure because such charges do not represent what our management believes are the costs of developing, producing, supporting and selling our products and the costs to support our internal operating structure.

2)	We exclude purchase accounting adjustments and acquisition-related costs from this measure because they occur as a result of specific events and are not reflective of our internal investments and the ongoing costs to support our operating structure. Purchase accounting adjustments include contingent consideration fair value adjustments.

3)	We exclude restructuring and severance costs from this measure because they tend to occur as a result of specific events such as acquisitions, divestitures, repositioning our business or other unusual events that could make comparisons of long-range trends difficult and are not reflective of our internal investments and the costs to support our operating structure.

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